UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                               September 15, 2003


                              ORYX TECHNOLOGY CORP.
             (Exact name of registrant as specified in its charter)


            Delaware                   1-12680                   22-2115841
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


         4340 Almaden Expressway, Suite 220, San Jose, California 95118
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (408) 979-2955

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Item 2. Acquisition or Disposition of Assets.

     On September 30, 2003, Oryx Technology Corp. (the "Company") announced in a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, that its wholly-owned subsidiary, Oryx Ventures, LLC, made an additional equity investment of $125,000 in S2 Technologies, Inc., an early-stage middleware and software tools development company. This sale of Series B-1 Preferred Stock to the Company closed on September 15, 2003. The Company's voting ownership in S2 Technologies is now approximately 42% of all outstanding shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired.

     Financial statements required by this Item 7 are not being filed with this Form 8-K. The Company will file the financial statements required by this Item 7 by amendment not later than sixty (60) days after the date that this initial report on Form 8-K must be filed.

     (b)  Pro Forma Financial Information.

     Financial statements required by this Item 7 are not being filed with this Form 8-K. The Company will file the financial statements required by this Item 7 by amendment not later than sixty (60) days after the date that this initial report on Form 8-K must be filed.

     (c)  Exhibits.

          99.1   Press release dated September 30, 2003.


                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2003                   ORYX TECHNOLOGY CORP.
                                           (Registrant)


                                           By:  /s/ Philip J. Micciche
                                                ----------------------
                                                Philip J. Micciche
                                                Chief Executive Officer





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